Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8800

Così, Inc. Reports 2010 First Quarter Results

DEERFIELD, IL – May 13, 2010 – Così, Inc. (NASDAQ: COSI), the premium convenience restaurant company, today reported a net loss for the first quarter ended March 29, 2010 of $(3,054,000), or $(0.06) per basic and diluted common share, compared with a net loss of $(3,326,000), or $(0.08) per basic and diluted common share, for the 2009 first quarter.

Così’s total revenues for the 2010 first quarter decreased 3.7% to $27,599,000 from $28,666,000 in the 2009 first quarter.  Company-owned net restaurant sales declined 3.7% in the quarter to $27,074,000, compared to $28,124,000 in the previous year’s quarter.  Franchise fees and royalty revenues for the quarter contributed $525,000 compared to $542,000 in the 2009 first quarter.

System-wide comparable restaurant sales for the first quarter as measured for restaurants in operation for more than 15 months recorded an aggregate decline of 3.4% as compared to the first quarter of 2009.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants is as follows:

For the 13 weeks ended
March 29, 2010
Company-owned	(4.3%)
Franchise-operated	(0.3%)
Total System	(3.4%)

James Hyatt, Così's President and Chief Executive Officer, said, "Our first quarter sales and margins were adversely impacted by periods of severe winter weather across several of our east coast markets during the month of February.  We recovered in March with an overall system-wide positive comparable sales performance.  We continue to focus on driving sales and improving operating margins, while remaining diligent about controlling restaurant and administrative costs.”

2010 First Quarter Financial Performance Review

Contributing to Così’s aforementioned 3.7% decrease in first quarter Company-owned net sales as compared to the first quarter last year was the decline in Company-owned comparable sales as well as the impact of closing four locations during the first quarter of 2009 partially offset by sales at two new Company-owned locations opened since the end of the 2009 first quarter.  The Company-owned comparable sales decline of 4.3% was comprised of a 5.6% decrease in traffic partially offset by a 1.3% increase in average guest check.

For the first quarter, Così reported a 390 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the first quarter of 2009. The change resulted from increases of 150, 120 and 120 basis points, as a percentage of net sales, in occupancy and other restaurant operating expenses, labor and related benefits and cost of food and beverage, respectively. The increase in labor and related benefits and occupancy and other restaurant operating expenses as a percentage of net sales was due primarily to the impact of the comparable restaurant net sales decrease on the fixed portion of these costs during the period.  The increase in the cost of food and beverage as a percentage of net sales was due primarily to the impact of certain limited-time promotional menu offerings in the first quarter that carried a higher cost as a percentage of net sales as compared to the prior year period.

During the same period, the Company reduced its general and administrative expenses by $513,000 or 140 basis points as a percentage of total revenues, to $3,321,000 or 12.0% from $3,834,000 or 13.4% in the 2009 first quarter.

Così reported that as of March 29, 2010 it had cash and cash equivalents of $7,052,000 and virtually no debt other than lease obligations.

About Così, Inc.
Così (http://www.getcosi.com) is a national premium convenience restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 86 Company-owned and 57 franchise restaurants operating in eighteen states, the District of Columbia and the United Arab Emirates. The Così vision is to become America's favorite premium convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così menu features Così sandwiches, freshly-tossed salads, melts, soups, Così bagels, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc.
Copyright © 2010 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets including foreign markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of March 29, 2010 and December 28, 2009
(dollars in thousands, except share and per share data)

	March 29, 2010	December 28, 2009
	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$7,052	$4,079
Accounts receivable, net	669	560
Inventories	934	967
Prepaid expenses and other current assets	1,616	2,136
Total current assets	10,271	7,742

Furniture and fixtures, equipment and leasehold improvements, net	20,842	22,100
Intangibles, security deposits and other assets, net	1,618	1,728
Total assets	$32,731	$31,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,219	$3,079
Accrued expenses	9,021	9,628
Deferred franchise revenue	53	44
Current portion of other long-term liabilities	506	588
Total current liabilities	12,799	13,339

Deferred franchise revenue	2,494	2,563
Other long-term liabilities, net of current portion	6,035	6,343
Total liabilities	21,328	22,245

Commitments and contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
51,551,201 and 40,862,474 shares issued, respectively	516	409
Additional paid-in capital	283,019	277,994
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(270,934)	(267,880)
Total stockholders' equity	11,403	9,325
Total liabilities and stockholders' equity	$32,731	$31,570

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Operations
For the Three Month Periods Ended March 29, 2010 and March 30, 2009
(dollars in thousands, except share and per share data)

	Three Months Ended
	March 29,	March 30,
	2010	2009
	(Unaudited)	(Unaudited)
Revenues:
Restaurant net sales	$27,074	$28,124
Franchise fees and royalties	525	542
Total revenues	27,599	28,666

Costs and expenses:
Cost of food and beverage	6,329	6,237
Restaurant labor and related benefits	10,664	10,744
Occupancy and other restaurant operating expenses	9,044	8,967
	26,037	25,948
General and administrative expenses	3,321	3,834
Depreciation and amortization	1,380	1,964
Restaurant pre-opening expenses	-	4
Closed store costs	-	43
Lease termination expense	1	202
Gain on sale of assets	(87)	-
Total costs and expenses	30,652	31,995

Operating loss	(3,053)	(3,329)

Interest income	-	1
Interest expense	(1)	(1)
Other income	-	3

Net loss	$(3,054)	$(3,326)

Per Share Data:
Loss per share, basic and diluted	$(0.06)	$(0.08)

Weighted average shares outstanding:	48,982,134	40,261,278

The accompanying notes are an integral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percent of Revenues

	Three Months Ended
	March 29,		March 30,
	2010		2009

Revenues:
Restaurant net sales	98.1%		98.1%
Franchise fees and royalties	1.9		1.9
Total revenues	100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	23.4		22.2
Restaurant labor and related benefits (1)	39.4		38.2
Occupancy and other restaurant operating expenses (1)	33.4		31.9
	96.2		92.3
General and administrative expenses	12.0		13.4
Depreciation and amortization	5.0		6.9
Restaurant pre-opening expenses	-		-
Closed store costs	-		0.2
Lease termination expense	-		0.7
Gain on sale of asssets	(0.3)		-
Total costs and expenses	111.1		111.6
Operating loss	(11.1)		(11.6)
Interest income	-		-
Interest expense	-		-
Other income	-		-
Net loss	(11.1	) %	(11.6	) %

(1)	These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues.

Cosi, Inc.
System-wide Restaurants

	For the Three Months Ended
	March 29, 2010			March 30, 2009
	Company- Owned	Franchise	Total	Company- Owned	Franchise	Total

Restaurants at beginning of period	99	46	145	101	50	151
New restaurants opened	-	-	-	-	1	1
Restaurants permanently closed	-	2	2	4	3	7
Restaurants at end of period	99	44	143	97	48	145